POLICY MANAGEMENT SYSTEMS CORPORATION
                              LIST OF SUBSIDIARIES
                             AS OF DECEMBER 31, 1999


                                                           JURISDICTION
                                                        OF INCORPORATION
SUBSIDIARY NAME                                          OR ORGANIZATION


The Leverage Group, Inc. . . . . . . . . . . . . . . . . . .  Connecticut
Financial Administrative Services, Inc.. . . . . . . . . . .  Connecticut
Information Services Holding, Inc. . . . . . . . . . . . . .  Delaware
Life Software Holding, Inc.. . . . . . . . . . . . . . . . .  Delaware
PMSC Limited . . . . . . . . . . . . . . . . . . . . . . . .  Delaware
Policy Management Systems Investments, Inc.. . . . . . . . .  Delaware
Software Services Holding, Inc.. . . . . . . . . . . . . . .  Delaware
ViLink Corporation . . . . . . . . . . . . . . . . . . . . .  Delaware
DORN Technology Group, Inc.. . . . . . . . . . . . . . . . .  Michigan
Policy Management Corporation. . . . . . . . . . . . . . . .  South Carolina
204 Woodhew, L.P.. . . . . . . . . . . . . . . . . . . . . .  Texas
CYBERTEK Corporation . . . . . . . . . . . . . . . . . . . .  Texas
Cybertek Solutions, L.P. . . . . . . . . . . . . . . . . . .  Texas
Creative Computer Systems Pty Limited. . . . . . . . . . . .  Australia
PMSC Pty Limited . . . . . . . . . . . . . . . . . . . . . .  Australia
Policy Management Systems  sterreich GmbH. . . . . . . . . .  Austria
Policy Management Systems (Barbados), Ltd. . . . . . . . . .  Barbados
Policy Management Systems Canada, Ltd. . . . . . . . . . . .  Canada
Policy Management Systems Corporation A/S (f/k/a Simcorp). .  Denmark
CAF Systemhaus f r Anwendungsprogrammierung GmbH . . . . . .  Germany
PMS micado ProduktSysteme Gesellschaft f r EDV Vertrieb mbH.  Germany
PMS micado SoftwareConsult GmbH. . . . . . . . . . . . . . .  Germany
Policy Management Systems (Germany) GmbH . . . . . . . . . .  Germany
PMSC Limited . . . . . . . . . . . . . . . . . . . . . . . .  Hong Kong
Policy Management Systems India Private Limited. . . . . . .  India
PMSC Limited . . . . . . . . . . . . . . . . . . . . . . . .  Ireland
PMSC K.K.. . . . . . . . . . . . . . . . . . . . . . . . . .  Japan
Creative Solutions B.V.. . . . . . . . . . . . . . . . . . .  Netherlands
PMSC Limited . . . . . . . . . . . . . . . . . . . . . . . .  New Zealand
Policy Management Systems Corporation AS . . . . . . . . . .  Norway
Policy Management Systems Corporation (Proprietary) Limited.  S. Africa
Policy Management Systems Corporation AB . . . . . . . . . .  Sweden
Software Consult micado AG/SA/Ltd. . . . . . . . . . . . . .  Switzerland
Creative Insurance Services Limited. . . . . . . . . . . . .  UK
Creative Software Development Limited. . . . . . . . . . . .  UK
Policy Management Systems Corporation Limited. . . . . . . .  UK
Policy Management Systems Europe, Limited. . . . . . . . . .  UK